SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549


                         _________________


                             FORM 8-K

                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(D) OF THE
                  SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): September 12, 1997


                    FIRST REPUBLIC BANCORP INC.
        (Exact Name of Registrant as Specified in Charter)

            DELAWARE                          0-15882                        94-2964497
 (State or other Jurisdiction of     (Commission File Number)       (IRS Employer Identification
         Incorporation)                                                         No.)


     388 MARKET STREET, SAN FRANCISCO, CALIFORNIA              94111
     (Address of Principal Executive Office)                (Zip Code)


Registrant's telephone number, including area code:  (415) 392-1400


                          NOT APPLICABLE
   (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.   OTHER EVENTS

          On August 26, 1997, the stockholders of First Republic Bancorp Inc. ("First Republic") approved an Agreement and Plan of Merger (the "Plan of Merger") between First Republic and First Republic Savings Bank, the sole wholly-owned subsidiary of First Republic ("FRSB"). The merger provided for in the Plan of Merger (the "Merger") will become effective at the close of business on September 12, 1997. In the Merger: (i) First Republic will be merged with and into FRSB; (ii) FRSB will be converted from a Nevada-chartered thrift company into a Nevada chartered bank; (iii) the name of the surviving corporation will be changed to First Republic Bank (the "Bank"); and (iv) each share of First Republic's common stock, par value $.01, will be converted into one share of the Bank's common stock, par value $.01.

          Pursuant to the Securities Exchange Act of 1934, after the Merger becomes effective the Bank will be required to make periodic and other filings with the Federal Deposit Insurance Corporation but not with the Securities and Exchange Commission.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA Financial Information and Exhibits

          (a)  Financial statements of business acquired:  Not Applicable

          (b)  PRO FORMA financial information:  Not Applicable

          (c)  Exhibits:  None







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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FIRST REPUBLIC BANK



Dated:  September 12, 1997         By:  /S/ JAMES H. HERBERT
                                   					--------------------
                                        James H. Herbert, II
                                        President











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